UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2023

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300 Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, Marker Therapeutics, Inc. (the “Company”) delivered a notice of termination (the “Notice”) to Danforth Advisors, LLC (“Danforth”) terminating the consulting agreement (the “Danforth Consulting Agreement”) by and between the Company and Danforth, dated June 6, 2023, pursuant to which, among other things, Eliot M. Lurier was appointed as the Company’s Interim Chief Financial Officer. Pursuant to the Notice, the Danforth Consulting Agreement will terminate on January 16, 2024.

On November 17, 2023, Mr. Lurier ceased serving as the Company’s Interim Chief Financial Officer and Principal Financial and Accounting Officer and Juan Vera, the Company’s President and Chief Executive Officer, was appointed as the Company’s Principal Financial and Accounting Officer. The biographical data and related-person transactions disclosures for Dr. Vera, as set forth in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on April 28, 2023, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: November 20, 2023	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer